Exhibit 10.26
AGREEMENT
THIS AGREEMENT (“Agreement”) is made and entered into as of the 30th day of June, 1988, by and among THE NORTH AMERICAN COAL CORPORATION, an Ohio corporation (hereinafter referred to as “NACCO”); SOUTHWESTERN ELECTRIC POWER COMPANY, a Delaware corporation individually and as Project Manager of the Henry W. Pirkey Power Plant and the associated Lignite Reserves and in behalf of owners thereof (hereinafter referred to as “SWEPCO”); TEXAS COMMERCE BANK-LONGVIEW, NATIONAL ASSOCIATION (successor to Longview National Bank), a national Banking association having an office at Longview, Texas (hereinafter referred to as “Escrow Agent”); NORTEX MINING COMPANY, a Delaware corporation and wholly-owned subsidiary of NACCO (hereinafter referred to as (“NORTEX”); and THE SABINE MINING COMPANY, a Delaware corporation and wholly–owned subsidiary of NACCO (hereinafter referred to as “SABINE”).
WITNESSETH:
WHEREAS, NACCO, SWEPCO and Escrow Agent entered into an Option Agreement dated January 15, 1981 (the “Option Agreement”), whereby NACCO granted to SWEPCO the exclusive right and option to purchase the capital stock of SABINE; and
WHEREAS, the Option Agreement prohibits the assignment of the capital stock of SABINE by NACCO; and
WHEREAS, NACCO desires to assign to NORTEX the capital stock of SABINE and all of NACCO’s interests in the Option Agreement, and NORTEX desires to accept such capital stock and assignment; and
WHEREAS, SWEPCO is willing to consent to such assignment of the capital stock of SABINE and the Option Agreement on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.	Contemporaneously with the execution and delivery of this Agreement, Escrow Agent has delivered to NACCO, and NACCO hereby acknowledges receipt of, Share Certificate No. 001 for 1,000 shares of capital stock of SABINE and the originally executed stock power which were delivered by NACCO to Escrow Agent pursuant to Section 2 of the Option Agreement.

2.	(a) NACCO does hereby assign, transfer and convey to NORTEX, and NORTEX does hereby
Accept from NACCO, one thousand (1,000) shares of the capital stock of SABINE. NACCO hereby delivers to NORTEX, and NORTEX hereby acknowledges receipt of, Share Certificate No. 001 together with a duly executed legally effective stock power therefor, permitting the immediate transfer of such capital stock on the books of SABINE into the name of NORTEX.
(b)     NACCO does hereby assign to NORTEX, and NORTEX does hereby accept and expressly assume, all of the rights, obligations and interests accruing to NACCO in, to and under the Option Agreement. NACCO shall act as surety for the timely performance of all obligations which it hereby assigns to NORTEX.

3.	NORTEX hereby delivers to SABINE, and SABINE hereby acknowledged receipt of, Share
Certificate No. 001 and the stock power duly executed by NACCO.

4.	SABINE hereby issues and delivers to NORTEX, and NORTEX hereby acknowledges receipt of,
Share Certificate No. 003 for 1,000 shares of the capital stock of SABINE.

5.	NORTEX hereby delivers to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, Share Certificate No. 003 for 1,000 shares of the capital stock of SABINE, together with a duly executed and legally effective stock power, permitting the immediate transfer of said stock on the books of SABINE, which share certificate and stock power for all purposes under the Option Agreement shall replace and be substituted for Share Certificate No. 001 and the stock power delivered by NACCO to the Escrow Agent pursuant to Section 2 of the Option Agreement.

6.	The timing of the various transfers set forth in Sections 1 through 5 hereof shall be effected
Sequentially but none shall be deemed to have occurred for any purpose until all have been concluded.

7.	NORTEX covenants, warrants and guarantees to SWEPCO that it will:

(a)	Assume and perform all rights and obligations of whatever nature acquired and undertaken by NACCO under the Option Agreement and that certain Lignite Mining Agreement dated January 15, 1981, between SABINE and SWEPCO.

(b)	Retain SABINE as s single–purpose Texas corporation.

(c)	Maintain or cause SABINE to maintain separate and complete books and records of all
SABINE transactions of whatever nature, including but not limited to, affiliated intercompany and third party transactions as well as transfers to pension or other employee benefit plans or trusts.

8.	NACCO covenants, warrants and guarantees to SWEPCO the timely performance of any and all obligations of NACCO contained in that certain Lignite Mining Agreement dated January 15, 1981, between SABINE and SWEPCO, Should NORTEX, as assignee of such obligations, fail or refuse to satisfy or discharge any or all such obligations or liabilities, NACCO shall promptly act to perform such obligations.

9.	NACCO and NORTEX covenant, warrant and guarantee that the buy-out provisions contained in Section 5 of the Option Agreement shall pertain only to values displayed by the financial statements of SABINE. Should any legal action, suit, claim or involuntary reorganization of NORTEX result in a merger or other combination of the assets, liabilities and shareholders’ equity of SABINE with NORTEX or any other company, or should SABINE cease to exist as a legally separate, single-purpose corporation, regardless of whether such event or reorganization was within the control or ability of NORTEX or NACCO to prevent, NACCO and NORTEX covenant, warrant and agree that they shall be jointly and severally liable to SWEPCO for, and shall jointly and severally indemnify and hold harmless SWEPCO against, any amounts, claims, expense or causes of action which extend, change or otherwise accrue to SABINE as a result of such merger, combination or carry over of obligations, costs and/or liabilities of SABINE. NACCO and NORTEX shall pay to SWEPCO, at a minimum, that amount of capital in excess of the amount of capital less $1,000 appearing on the latest certified monthly financial statement of SABINE existing prior to any involuntary merger or combination of SABINE assets, liabilities and shareholders’ equity with that of any other company.

This indemnification and hold harmless agreement shall continue even though SABINE is involuntarily dissolved or the purposes of the Option Agreement have been otherwise frustrated by actions beyond the control of NACCO and NORTEX.

10.	NACCO and NORTEX agree that SWEPCO’s audit rights under the Lignite Mining Agreement dated January 15, 1981 shall be extended do that SWEPCO may trace all SABINE transactions involving its assets and expense either forward or backward into or out of any NACCO affiliate. To accomplish this purpose, NACCO and NORTEX agree that SWEPCO may audit the accounts of NACCO or any NACCO affiliate in the same manner as if SWEPCO were exercising its audit rights of SABINE under ARTICLE XIII of the Lignite Mining Agreement dated January 15, 1981.

11.	Notwithstanding anything to the contrary contained in the Option Agreement, SWEPCO hereby consents and agrees to the transactions contemplated by this Agreement.

12.	The Option Agreement, as modified by the transactions contemplated hereby and Section 7 hereof, is hereby ratified and confirmed and shall remain in full force and effect.

13.	This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall collectively constitute one and the same instrument.

14.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective nominees, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

THE NORTH AMERICAN COAL CORPORATION
ATTEST:
/s/ Thomas A. Koza	By:	/s/ Clifford R. Miercort
Secretary		President

SOUTHWESTERN ELECTRIC POWER COMPANY, individually and as Project Manager of the Henry W. Pirkey Power Plant and the Associated Lignite Reserves and in behalf of the owners thereof
ATTEST:
/s/ Elizabeth D. Stephens	By:	/s/ John W. Turk, Jr.
John W. Turk, Jr.
Secretary		President

Texas Commerce BANK-Longview, National Association
ATTEST:
/s/ Signature Illegible	By:	/s/ Signature Illegible
Title:		Vice President

NORTEX MINING COMPANY
ATTEST:
/s/ Thomas A. Koza	By:	/s/ John R. Cook
Secretary		Vice President – Finance and Administration

THE SABINE COMPANY
ATTEST:
/s/ Thomas A. Koza	By:	/s/ Glen A. Eckhart
Secretary		President